UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 9, 2012

DIRECTV
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90,245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000
(Registrant's Telephone Number, Including Area Code)

 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation Grants and Awards

Chief Executive Officer

Michael D. White, Chairman, President and Chief Executive Officer of the Company, entered into an employment contract with the Company effective January 1, 2010 (the “Employment Agreement”), a copy of which was filed as Exhibit 10.1 to Form 8-K of DIRECTV with the Securities and Exchange Commission on January 7, 2010. Mr. White was awarded a long-term equity incentive grant pursuant to the terms of his Employment Agreement in 2010 and does not participate in the RSU or option grants described below for the other named executive officers. Consequently, references hereinafter to “named executive officers” means the named executive officers other than the Chief Executive Officer, or CEO.

Named Executive Officers

At the February 9, 2012 meeting, the Compensation Committee approved compensation as follows:

(i)	2012 base salaries for the CEO and the named executive officers,

(ii)	cash bonuses for 2011 pursuant to the Executive Officer Cash Bonus Plan (“Bonus Plan”) for the CEO and the named executive officers,

(iii)
vesting and issuance of shares of the Company's Class A common stock pursuant to prior performance-based restricted stock units, or RSUs, granted in 2009 to the named executive officers, for the performance period 2009-2011 pursuant to the Company's Amended and Restated 2004 Stock Plan (“2004 Stock Plan”) for the named executive officers, and

(iv)	grants to the named executive officers of performance-based RSUs and stock options for the performance period 2012-2014 pursuant to the DIRECTV 2010 Stock Plan, as follows:

Name and Position of Executive	Base Salary for 2012 ($)	Cash Bonus for 2011 ($)	Shares To Be Issued Pursuant to 2009 RSU Award (#)	Restricted Stock Unit Grant for 2012 (#)		Stock Option Grant for 2012 [1] ($)
Michael D. White Chairman, President and Chief Executive Officer	1,562,100	3,900,000	N/A	N/A		N/A

Patrick T. Doyle Executive Vice President and Chief Financial Officer	825,000	749,000	46,800	28,674		391,878

Bruce Churchill President - New Enterprises and DIRECTV Latin America	1,400,000	2,308,000	70,200	117,989	[2]	612,510

Larry Hunter Executive Vice President and General Counsel	1,100,000	1,170,000	67,275	38,232		522,504

1 Target value of stock options to be converted to the number of options following the close of the stock market on
February 17, 2012; see the discussion below in “Stock Option Grants”
2 Consists of two performance-based RSU grants; see the discussion below in “Restricted Stock Unit Awards”

At its meeting on February 10, 2012, the Board of Directors re-evaluated its criteria for the election of officers of DIRECTV and determined that, for the elections held at this meeting, those executives whose managerial responsibilities include our consolidated operations would be elected as corporate officers of DIRECTV. Consequently, Michael Palkovic, who has responsibility for the DIRECTV U.S. customer care, call centers and field operations, was not re-elected as an officer of DIRECTV but he continues as an Executive Vice President of DIRECTV Holdings LLC, a wholly-owned subsidiary. However, because he served as an elected officer of DIRECTV for all of calendar year 2011 and part of calendar year 2012, he will qualify as a “named executive officer” for purposes of the Company's 2012 proxy statement and may still qualify as a “named executive officer” for purposes of the Company's 2013 proxy statement. Mr. Palkovic's base salary for 2012 is $900,000, cash bonus for 2011 is $735,000, shares to be issued pursuant to the 2009 RSU Award are 64,350, his Restricted

Stock Unit Grant for 2012 is 29,635 restricted stock units, and the value of his Stock Option Grant for 2012 is $405,007.

Bonus Award

In establishing the cash bonus payment to the CEO and each named executive officer, the Compensation Committee first determined and certified, pursuant to the terms of the Bonus Plan, that the performance target for 2011 was satisfied, so that the Company could have paid the maximum bonus under the Bonus Plan of five times base salary for the CEO and two times base salary for each other named executive officer (a limit set by the Compensation Committee that is lower than the maximum in the Bonus Plan).  The Compensation Committee exercised its discretion in establishing the amounts of individual bonus awards for the CEO and each named executive officer with each final bonus for 2011 being less than the maximum.  The Compensation Committee took into consideration, among other things, each individual's performance and the financial and operating performance of the Company, including stock price performance in 2011, as well as the separate financial and operating performance of each of the Company's business segments.

Restricted Stock Unit Awards

With respect to the performance goals for RSUs granted in 2009 to named executive officers, the Compensation Committee determined the results for the three performance factors: (i) annual revenue growth, (ii) annual growth in cash flow before interest and taxes, or CFBIT; and (iii) growth in annual earnings per share, or EPS, for the final year of the 2009-2011 three-year performance period. The Company performance for 2011 was at the maximum for the revenue growth performance factor, above target, but below maximum for the EPS growth performance factor, and below threshold for the CFBIT growth performance factor.  After applying the applicable weighting factor to the three performance factors, overall average performance for 2011 was above target (103%). This amount was averaged with overall performance in 2010 which was above target (165.2%) and the overall performance in 2009 which was below target (82.7%). The final 2009-2011 adjustment factor was above target at 117%, which is less than the maximum permitted of 125%. This 117% performance factor was multiplied by the number of 2009-2011 RSUs granted to each named executive officer to determine the number of RSUs that would be converted one-for-one into shares of DIRECTV Class A common stock and issued to each officer.

With respect to the performance goals for RSUs granted in 2010 to the named executive officers, the Compensation Committee determined, for the second year of the 2010-2012 three-year performance period, the results of the three performance factors: (i) annual revenue growth, (ii) annual CFBIT growth, and (iii) annual EPS growth. Performance factors for revenue growth and EPS growth were at the maximum, while the CFBIT growth performance factor was below threshold. Overall average performance for 2011 was at target (100%), and will be averaged with the overall performance for 2010 which was above target (150%) and with the overall average performance for 2012 to determine the final 2010-2012 adjustment factor.  In each case, to determine the final adjustment factor, the Compensation Committee has reserved discretion to reduce payments or otherwise adjust downward restricted stock unit awards in accordance with the 2004 Stock Plan, and in no event may the final adjustment factor for the entire performance period exceed 125%.

With respect to the performance goals for RSUs granted in 2011 to the named executive officers, the Compensation Committee determined, for the first year of the 2011-2013 three-year performance period, the results of the three performance factors: (i) annual revenue growth, (ii) annual CFBIT growth, and (iii) annual EPS growth. The performance factor for revenue growth was at maximum; the performance factor for EPS growth was above target, but below maximum, while the CFBIT growth performance factor was below threshold. Overall average performance for 2011 was slightly below target (98.9%) and will be averaged with the overall average performance for 2012 and 2013 to determine the final 2011-2013 adjustment factor.  In each case, to determine the final adjustment factor, the Compensation Committee has reserved discretion to reduce payments or otherwise adjust downward restricted stock unit awards in accordance with the DIRECTV 2010 Stock Plan, and in no event may the final adjustment factor for the entire performance period exceed 150%.

The Compensation Committee established performance goals under the DIRECTV 2010 Stock Plan for the RSUs awarded to named executive officers for 2012, with the following performance factors: (i) annual revenue growth, (ii) annual CFBIT growth, and (iii) annual net income growth, over the three-year period from January 1, 2012 through December 31, 2014.  A copy of the summary terms and conditions for the 2012 performance RSU grants is attached to this report as Exhibit 10.1.  The Compensation Committee also established the performance target for determination of the maximum amount payable to any executive officer in calendar year 2012 under the Bonus Plan, which is to be based on CFBIT. A copy of the summary terms and conditions for the 2012 Bonus is attached to this report as Exhibit 10.2.

Mr. Churchill's 2012 RSU grant consists of two portions. The first portion, in the amount of 44,818 restricted stock units (the “First Grant”), is subject to the terms and conditions described above and in Exhibit 10.1. The second portion (the “Second Grant”), in the amount of 73,171 restricted stock units, is an additional grant in recognition by the Compensation Committee of the performance of DIRECTV's Latin American operations under Mr. Churchill's leadership and as an additional retention award. The Second Grant is subject to the same performance criteria and the applicable terms and conditions differ from the First Grant in that: (1) a retirement by Mr. Churchill during the three-year performance period will be treated as a voluntary resignation and all rights to the Second Grant RSUs, vested or unvested, will be forfeited; and (2) in the event of an involuntary termination without cause or an Effective Termination, as defined in the Executive Severance Plan, 100% of the Second Grant RSUs would vest immediately but would be distributed at the same time and subject to the same adjustment for Company performance as the First Grant RSUs.

Stock Option Grants

The Compensation Committee also approved the target value of stock option awards to named executive officers for 2012 and directed that the stock options will be granted as of the close of business on February 17, 2012, with an exercise price equal to the closing stock market price of DIRECTV Class A Common Stock on that date. Based on that exercise price, the number of options granted to each named executive officer will be determined using the Black-Scholes valuation model. The stock options will vest and become exercisable at the rate of one-third per year on each of December 31, 2012, 2013 and 2014. The options will expire 10 years after the grant date on February 17, 2022.

The description of each document in this report, including the Employment Agreement, the DIRECTV 2010 Stock Plan and the Bonus Plan, previously filed with the SEC on April 21, 2010, as Annex A and Annex B respectively, to the Definitive Proxy Statement of DIRECTV, and the Executive Severance Plan, previously filed with the SEC on January 27, 2012, as Exhibit 10.1, is qualified in its entirety by reference to the applicable document, which is included herein by reference.

ITEM 9.01             Financial Statements and Exhibits

(d)	Exhibits.

10.1	Summary Terms - 2012 Restricted Stock Unit Grants
10.2	Summary Terms - 2012 Cash Bonus
10.3	Summary Terms - 2012 Stock Option Grant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV
(Registrant)

Date: February 15, 2012	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President and General Counsel

Exhibit Index

(d)	Exhibits.

10.1	Summary Terms - 2012 Restricted Stock Unit Grants
10.2	Summary Terms - 2012 Cash Bonus
10.3	Summary Terms - 2012 Stock Option Grant